                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY

                      ELECTRONIC DATA SYSTEMS CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK
                          as Purchase Contract Agent

                                ______________
                          PURCHASE CONTRACT AGREEMENT
                                ______________

                           dated as of June 26, 2001

                               Table of Contents

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                                                                                                            Page
Article I Definitions and Other Provisions of General Applications........................................   1

     Section 1.1 Definitions..............................................................................   1
     Section 1.2 Compliance Certificates and Opinions.....................................................  14
     Section 1.3 Form of Documents Delivered to Agent.....................................................  15
     Section 1.4 Acts of Holders; Record Dates............................................................  15
     Section 1.5 Notices..................................................................................  17
     Section 1.6 Notice to Holders; Waiver................................................................  17
     Section 1.7 Effect of Headings and Table of Contents.................................................  18
     Section 1.8 Successors and Assigns...................................................................  18
     Section 1.9 Separability Clause......................................................................  18
     Section 1.10 Benefits of Agreement...................................................................  18
     Section 1.11 Governing Law...........................................................................  18
     Section 1.12 Legal Holidays..........................................................................  18
     Section 1.13 Counterparts............................................................................  19
     Section 1.14 Inspection of Agreement.................................................................  19

Article II Certificate Forms..............................................................................  19

     Section 2.1 Forms of Certificates Generally..........................................................  19
     Section 2.2 Form of Agent's Certificate of Authentication............................................  20

Article III The Securities................................................................................  20

     Section 3.1 Title and Terms; Denominations...........................................................  20
     Section 3.2 Rights and Obligations Evidenced by the Certificates.....................................  20
     Section 3.3 Execution, Authentication, Delivery and Dating...........................................  21
     Section 3.4 Temporary Certificates...................................................................  22

     Section 3.5 Registration; Registration of Transfer and Exchange......................................  22
     Section 3.6 Book-Entry Interests.....................................................................  24
     Section 3.7 Notices to Holders.......................................................................  24
     Section 3.8 Appointment of Successor Clearing Agency.................................................  24
     Section 3.9 Definitive Certificates..................................................................  24
     Section 3.10 Mutilated, Destroyed, Lost and Stolen Certificates......................................  25
     Section 3.11 Persons Deemed Owners...................................................................  26
     Section 3.12 Cancellation............................................................................  26
     Section 3.13 Establishment of Growth PRIDES..........................................................  27
     Section 3.14 Reestablishment of Income PRIDES........................................................  28
     Section 3.15 Transfer of Collateral upon Occurrence of Termination Event.............................  29
     Section 3.16 No Consent to Assumption................................................................  30
     Section 3.17 CUSIP Numbers...........................................................................  30

Article IV The Notes......................................................................................  30

     Section 4.1 Interest and Other Payments; Rights to Payments Preserved; Rate Reset; Notice............  30
     Section 4.2 Notice and Voting........................................................................  32
     Section 4.3 Tax Event Redemption.....................................................................  32
     Section 4.4 CUSIP Numbers............................................................................  33

Article V The Purchase Contracts..........................................................................  33

     Section 5.1 Purchase of Shares of Common Stock........................................................ 33
     Section 5.2 Contract Adjustment Payments.............................................................. 35
     Section 5.3 Deferral of Payment Dates For Contract Adjustment Payments................................ 40
     Section 5.4 Initial Remarketing....................................................................... 41
     Section 5.5 Payment of Purchase Price................................................................. 42
     Section 5.6 Issuance of Shares of Common Stock........................................................ 45
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                                     A-ii
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
     Section 5.7 Adjustment of Settlement Rate............................................................. 46
     Section 5.8 Notice of Adjustments and Certain Other Events............................................ 51
     Section 5.9 Termination Event; Notice................................................................. 51
     Section 5.10 Early Settlement......................................................................... 52
     Section 5.11 No Fractional Shares..................................................................... 54
     Section 5.12 Charges and Taxes........................................................................ 54

Article VI Remedies.......................................................................................  54

     Section 6.1 Unconditional Right of Holders to Purchase Common Stock..................................  54
     Section 6.2 Restoration of Rights and Remedies.......................................................  55
     Section 6.3 Rights and Remedies Cumulative...........................................................  55
     Section 6.4 Delay or Omission Not Waiver.............................................................  55
     Section 6.5 Undertaking for Costs....................................................................  55
     Section 6.6 Waiver of Stay or Extension Laws.........................................................  56

Article VII The Agent.....................................................................................  56

     Section 7.1 Certain Duties and Responsibilities......................................................  56
     Section 7.2 Notice of Default........................................................................  57
     Section 7.3 Certain Rights of Agent..................................................................  57
     Section 7.4 Not Responsible for Recitals or Issuance of Securities...................................  58
     Section 7.5 May Hold Securities......................................................................  58
     Section 7.6 Money Held in Custody....................................................................  58
     Section 7.7 Compensation and Reimbursement...........................................................  58
     Section 7.8 Corporate Agent Required; Eligibility....................................................  59
     Section 7.9 Resignation and Removal; Appointment of Successor........................................  59
     Section 7.10 Acceptance of Appointment by Successor..................................................  60
     Section 7.11 Merger, Conversion, Consolidation or Succession to Business.............................  61

                                     A-iii
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
     Section 7.12 Preservation of Information; Communications to Holders.............................................  61
     Section 7.13 No Obligations of Agent............................................................................  61
     Section 7.14 Tax Compliance.....................................................................................  61

Article VIII Supplemental Agreements.................................................................................  62

     Section 8.1 Supplemental Agreements Without Consent of Holders..................................................  62
     Section 8.2 Supplemental Agreements with Consent of Holders.....................................................  63
     Section 8.3 Execution of Supplemental Agreements................................................................  64
     Section 8.4 Effect of Supplemental Agreements...................................................................  64
     Section 8.5 Reference to Supplemental Agreements................................................................  64

Article IX Consolidation, Merger, Sale or Conveyance.................................................................  64

     Section 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.........  64
     Section 9.2 Rights and Duties of Successor Corporation..........................................................  65
     Section 9.3 Opinion of Counsel Given to Agent...................................................................  65

Article X Covenants..................................................................................................  66

     Section 10.1 Performance Under Purchase Contracts...............................................................  66
     Section 10.2 Maintenance of Office or Agency....................................................................  66
     Section 10.3 Company to Reserve Common Stock....................................................................  66
     Section 10.4 Covenants as to Common Stock.......................................................................  67

          PURCHASE CONTRACT AGREEMENT, dated as of June 26, 2001 between Electronic Data Systems Corporation, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

                                   RECITALS

          The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

          All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                  WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATIONS

          Section 1.1 Definitions.

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (d)  the following terms have the meanings given to them in this
     Section 1.1(d).

               "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

               "Affiliate" has the same meaning as given to that term in Rule 405 promulgated under the Securities Act of 1993, as amended, as is in effect on the date hereof.

               "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

               "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Applicable Market Value" has the meaning specified in Section
          5.1.

               "Applicable Ownership Interest" means, with respect to an Income PRIDES and the Treasury Securities in the Treasury Portfolio, (A) a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in such Treasury Portfolio which matures on or prior to August 17, 2004 and (B) for the scheduled interest payment date on the Notes that occurs on the Purchase Contract Settlement Date, in the case of a Successful Initial Remarketing, or for each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, in the case of a Tax Event Redemption, a 5.0% undivided beneficial ownership interest in a $1,000 principal or interest of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest payment date or dates.

               "Applicable Principal Amount" means the aggregate principal amount of the Notes which are components of Income PRIDES on the Initial Remarketing Date.

               "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are Legal Holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date is currently anticipated to be The Wall Street Journal.

               "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

               "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such

          Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

               "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

               "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

               "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

               "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

               "Cash Settlement" has the meaning set forth in Section 5.5(a)(i).

               "Certificate" means an Income PRIDES Certificate or a Growth PRIDES Certificate.

               "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

               "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

               "Closing Price" has the meaning specified in Section 5.1.

               "Collateral" has the meaning specified in Section 2.1 of the Pledge Agreement.

               "Collateral Agent" means First Union Trust Company, National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

               "Collateral Substitution" has the meaning specified in Section 3.13.

               "Common Equity Securities" means shares of a class of stock of the Company that is not entitled to priority over any other class of stock of the Company in the payment of dividends or with respect to rights upon the liquidation, dissolution or winding up of the Company.

               "Common Stock" means the Common Stock, $0.01 par value, of the Company.

               "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

               "Constituted Person" has the meaning specified in Section 5.7(b).

               "Contract Adjustment Payments" means, in the case of Income PRIDES and Growth PRIDES, the amount payable by the Company in respect of each Purchase Contract constituting a part of an Income PRIDES or a Growth PRIDES, equal to 1.845% per year of the Stated Amount, in each case computed on the basis of a 360 day year of twelve 30 day months, plus any Deferred Contract Adjustment Payments accrued pursuant to
          Section 5.2 or 5.3.

               "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 600 Travis Street, Suite 1150, Houston, Texas 77002.

               "Coupon Rate" means the percentage rate per year at which each Note will bear interest initially.

               "Current Market Price" has the meaning specified in Section 5.7(a)(8).

               "Deferred Contract Adjustment Payments" has the meaning specified in Section 5.3.

               "Depositary" means, initially, DTC until another Clearing Agency becomes its successor.

               "DTC" means The Depository Trust Company, the initial Clearing Agency.

               "Early Settlement" has the meaning specified in Section 5.10(a).

               "Early Settlement Amount" has the meaning specified in Section 5.10(a).

               "Early Settlement Date" has the meaning specified in Section 5.10(a).

               "Early Settlement Rate" has the meaning specified in Section 5.10(b).

               "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

               "Expiration Date" has the meaning specified in Section 1.4.

               "Expiration Time" has the meaning specified in Section 5.7(a)(6).

               "Failed Initial Remarketing" has the meaning specified in Section 5.4.

               "Failed Secondary Remarketing" has the meaning specified in
          Section 5.5(b).

               "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

               "Global Note Certificate" means a certificate evidencing the respective rights and obligations of Holders in respect of the number of Notes specified on such certificate and which is registered in the name of a Clearing Agency or a nominee thereof.

               "Growth PRIDES" means the collective rights and obligations of a Holder of a Growth PRIDES Certificate in respect of the Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

               "Growth PRIDES Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Growth PRIDES specified on such certificate.

               "Growth PRIDES Register" and "Growth PRIDES Registrar" have the respective meanings specified in Section 3.5.

               "Holder," when used with respect to a Security, means the Person in whose name the Security evidenced by an Income PRIDES Certificate and/or a Growth PRIDES Certificate is registered in the related Income PRIDES Register and/or Growth PRIDES Register, as the case may be.

               "Income PRIDES" means the collective rights and obligations of a Holder of an Income PRIDES Certificate in respect of a Note or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

               "Income PRIDES Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Income PRIDES specified on such certificate.

               "Income PRIDES Register" and "Income PRIDES Registrar" have the respective meanings specified in Section 3.5.

               "Indenture" means the Indenture dated as of August 12, 1996 between the Company and the Indenture Trustee, as amended and supplemented by the Second Supplemental Indenture dated as of June 26, 2001 between the Company and the Indenture Trustee.

               "Indenture Trustee" means The Chase Manhattan Bank (formerly Chase Bank of Texas National Association and Texas Commerce Bank National Association), as trustee under the Indenture, or any successor thereto.

               "Initial Remarketing" has the meaning specified in Section 5.4.

               "Initial Remarketing Date" has the meaning specified in Section 5.4.

               "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Agent.

               "New York Office" shall have the meaning set forth in Section
          10.2

               "Notes" means the series of senior notes of the Company designated the senior notes due August 17, 2006, to be issued under the Indenture as of the date hereof.

               "NYSE" has the meaning specified in Section 5.1.

               "Officer's Certificate" means a certificate of the Company signed on its behalf by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Agent.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

               "Outstanding Securities," with respect to the Income PRIDES or Growth PRIDES, means, as of the date of determination, all Income PRIDES or Growth PRIDES, as the case may be, evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

                    (i) If a Termination Event has occurred, (A) Growth PRIDES for which the Stated Amount of Treasury Securities has been theretofore deposited with the Agent in trust for the Holders of such Growth PRIDES and (B) Income PRIDES for which the Stated Amount of the related Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Income PRIDES;

                    (ii) Income PRIDES or Growth PRIDES evidenced by Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                    (iii) Income PRIDES or Growth PRIDES evidenced by
               Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Income PRIDES or Growth PRIDES evidenced by such Certificate are valid obligations of the Company;

          provided, however, that in determining whether the Holders of the requisite number of the Income PRIDES or Growth PRIDES have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Income PRIDES or Growth PRIDES owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Income PRIDES or Growth PRIDES which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Income PRIDES or Growth PRIDES so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Income PRIDES or Growth PRIDES and that the pledgee is not the Company or any Affiliate of the Company.

               "Payment Date" means each February 17, May 17, August 17 and November 17, commencing August 17, 2001.

               "Permitted Investments" has the meaning set forth in Section 1 of the Pledge Agreement.

               "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

               "Pledge" means the pledge under the Pledge Agreement of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and of the Treasury Securities, in each case constituting a part of the Securities.

               "Pledge Agreement" means the Pledge Agreement, dated as of June 26, 2001, by and among the Company, the Collateral Agent and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities, as the same may hereafter be amended in accordance with the terms thereof.

               "Predecessor Certificate" means a Predecessor Income PRIDES Certificate or a Predecessor Growth PRIDES Certificate.

               "Predecessor Income PRIDES Certificate" of any particular Income PRIDES Certificate means every previous Income PRIDES Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Income PRIDES evidenced thereby; and, for the purposes of this definition, any Income PRIDES Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Income PRIDES Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Income PRIDES Certificate.

               "Predecessor Growth PRIDES Certificate" of any particular Growth PRIDES Certificate means every previous Growth PRIDES Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Growth PRIDES evidenced thereby; and, for the purposes of this definition, any Growth PRIDES Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Growth PRIDES Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Growth PRIDES Certificate.

               "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

               "Proceeds" has the meaning set forth in Section 1 of the Pledge Agreement.

               "Purchase Agreement" means the Purchase Agreement dated June 20, 2001 between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, as representatives of the underwriters named therein.

               "Purchase Contract," when used with respect to any Security, means the contract forming a part of such Security and obligating the Company to sell and the Holder of such Security to purchase Common Stock on the terms and subject to the conditions set forth in Article Five hereof.

               "Purchase Contract Settlement Date" means August 17, 2004.

               "Purchase Contract Settlement Fund" has the meaning specified in
          Section 5.6.

               "Purchase Price" has the meaning specified in Section 5.1.

               "Purchased Shares" has the meaning specified in Section
          5.7(a)(6).

               "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Sponsor.

               "Record Date" for the distribution payable in respect of the Notes or the Applicable Ownership Percentage of the Treasury Portfolio payable on any Payment Date means the first day of the month in which the relevant Payment Date occurs.

               "Redemption Amount" means, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the applicable Tax Event Redemption Principal Amount.

               "Redemption Price" means the redemption price per Note equal to the Redemption Amount plus any accrued and unpaid interest on such Note to the date of redemption.

               "Register" means the Income PRIDES Register and the Growth PRIDES Register.

               "Registrar" means the Income PRIDES Registrar and the Growth PRIDES Registrar.

               "Remarketing Agent" has the meaning specified in Section 5.3.

               "Remarketing Agreement" means the Remarketing Agreement dated as of June 26, 2001 by and among the Company, the Remarketing Agent and the Purchase Contract Agent.

               "Remarketing Fee" has the meaning specified in Section 5.4.

               "Reorganization Event" has the meaning specified in Section
          5.7(b).

               "Reset Agent" means a nationally recognized investment banking firm chosen by the Company to determine the Reset Rate. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will act in such capacity.

               "Reset Announcement Date" means, in the case of the Reset Rate to be determined on the Initial Remarketing Date, the tenth Business Day immediately preceding May 17, 2004 and, in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the tenth Business Day immediately preceding the Purchase Contract Settlement Date.

               "Reset Rate" means the interest rate per year (to be determined by the Reset Agent), equal to the sum of (X) the Reset Spread and (Y) the rate of interest on (1) in the case of the Reset Rate to be determined on the Initial Remarketing Date, the Two and One-Quarter Year Benchmark Treasury in effect on the Initial Remarketing Date or
          (2) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, the Two-Year Benchmark Treasury in effect on the Secondary Remarketing Date; provided, however, that the Reset Rate shall not exceed the maximum rate permitted by applicable law.

               "Reset Spread" means (a) in the case of the Reset Rate to be determined on the Initial Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Applicable Principal Amount of Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date and (b) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, a spread amount determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the interest rate that the Notes should bear in order for the Notes to have an approximate market value of 100.5% of their principal amount on the Secondary Remarketing Date.

               "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent with primary responsibility to administer its duties and responsibilities hereunder and under the Pledge Agreement.

               "Secondary Remarketing" has the meaning specified in Section 5.5(b).

               "Secondary Remarketing Date" has the meaning specified in Section 5.5(b).

               "Security" means an Income PRIDES or a Growth PRIDES.

               "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

               "Settlement Rate" has the meaning specified in Section 5.1.

               "Stated Amount" means $50.

               "Subsidiary" means (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the

          Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

               "Successful Initial Remarketing" has the meaning specified in
          Section 5.4.

               "Successful Secondary Remarketing" has the meaning specified in
          Section 5.5(b).

               "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters, which may be Baker Botts L.L.P., to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on June 20, 2001, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after June 20, 2001, there is more than an insubstantial risk that interest payable by the Company on the Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

               "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Notes, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days' written notice.

               "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

               "Tax Event Redemption Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to May 17, 2004 or, in the event of Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Notes which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after May 17, 2004 or, in the event of a Failed Initial Remarketing, on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Notes outstanding on such Tax Event Redemption Date.

               "Termination Date" means the date, if any, on which a Termination Event occurs.

               "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company under the Bankruptcy Code or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days, or (iii) at any time on or prior to the Purchase Contract Settlement Date the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

               "Threshold Appreciation Price" has the meaning specified in
          Section 5.1.

               "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

               "Trading Day" has the meaning specified in Section 5.1.

               "Treasury Portfolio" means (1) in connection with the Initial Remarketing, a portfolio of zero-coupon U.S. Treasury Securities consisting of (a) principal or interest strips of U.S. Treasury Securities that mature on or prior to May 17, 2004 in an aggregate amount equal to the Applicable Principal Amount and (b) with respect to the scheduled interest payment date on the Notes that occurs on the Purchase Contract Settlement Date, principal or interest strips of U.S. Treasury Securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Notes on such date if the applicable Coupon Rate on the Notes were not reset to the Reset Rate as described in Section 4.1 and (2) in connection with a Tax Event Redemption, (a) if the Tax Event Redemption Date occurs prior to May 17, 2004 or, in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 17, 2004 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. Treasury Securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date, and (b) if the Tax Event Redemption Date occurs on or after May 17, 2004 or, in the event of a Failed Initial Remarketing, on or after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 17, 2006 in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (ii) with respect to each scheduled interest payment date on the Notes that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities that mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes on such date.

               "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date and (b) in the case of the Initial Remarketing, on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on May 17, 2004.

               "Treasury Security" means zero-coupon U.S. Treasury Securities (CUSIP Number 912820BK2) which are the principal strip of the U.S. Treasury Securities that mature on August 16, 2004.

               "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Secondary Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Secondary Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company)(which may include the Reset Agent or an Affiliate thereof).

               "Two and One-Quarter Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two and One-Quarter Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Initial Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Initial Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Company), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two and One-Quarter Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two and One-Quarter Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Initial Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an Affiliate thereof).

               "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          Section 1.2 Compliance Certificates and Opinions.

          Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Agent, an Opinion of Counsel addressed to the Agent stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, he or she or it has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

          Section 1.3 Form of Documents Delivered to Agent.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Company knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Company stating that the information with respect to such factual matters is in the possession of the Company unless the Person giving such certificate or Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 1.4 Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

          (c) The ownership of Securities shall be proved by the Income PRIDES Register or the Growth PRIDES Register, as the case may be.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

          (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Income PRIDES and the Outstanding Growth PRIDES, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Income PRIDES or the Growth PRIDES, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6.

          With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

          Section 1.5    Notices.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Agent at 600 Travis Street, Suite 1150, Houston, Texas 77002, Attention: Mauri J. Cowen, with a copy to the Agent, 450 West 33/rd/ Street, New York, New York 10001, or at any other address previously furnished in writing by the Agent to the Holders and the Company; or

          (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at Electronic Data Systems Corporation, 5400 Legacy Drive Plano, Texas 75024-3105, Attention:
     Treasurer, or at any other address previously furnished in writing to the Agent by the Company; or

          (3) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19081, Attention Edward L. Truitt, or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

          (4) the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Indenture Trustee at 600 Travis Street, Suite 1150, Houston, Texas 77002, Attention: Mauri J. Cowen, with a copy to the Agent, or at any other address previously furnished in writing by the Indenture Trustee to the Company.

          Section 1.6    Notice to Holders; Waiver.

          Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

          Section 1.7    Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.8    Successors and Assigns.

          All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 1.9    Separability Clause.

          In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

          Section 1.10   Benefits of Agreement.

          Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the applicable terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

          Section 1.11   Governing Law.

          THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 1.12   Legal Holidays.

          In any case where any Purchase Contract Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement, the Income PRIDES Certificates or the Growth PRIDES Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement

Date, provided that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date unless there shall be a default in the payment due on such next succeeding Business Day, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on the applicable Payment Date.

          Section 1.13   Counterparts.

          This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          Section 1.14   Inspection of Agreement.

          A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                                 ARTICLE II

                               CERTIFICATE FORMS

          Section 2.1    Forms of Certificates Generally.

          The Income PRIDES Certificates (including the form of Purchase Contract forming part of the Income PRIDES evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Income PRIDES are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Income PRIDES Certificates, as evidenced by their execution of the Income PRIDES Certificates.

          The definitive Income PRIDES Certificates may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Income PRIDES Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

          The Growth PRIDES Certificates (including the form of Purchase Contract forming part of the Growth PRIDES evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Growth PRIDES are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Growth PRIDES Certificates, as evidenced by their execution of the Growth PRIDES Certificates.

          The definitive Growth PRIDES Certificates may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Growth PRIDES Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

          Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

          THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

          Section 2.2    Form of Agent's Certificate of Authentication.

          The form of the Agent's certificate of authentication of the Income PRIDES shall be in substantially the form set forth on the form of the Income PRIDES Certificates.

          The form of the Agent's certificate of authentication of the Growth PRIDES shall be in substantially the form set forth on the form of the Growth PRIDES Certificates.

                                  ARTICLE III

                                 THE SECURITIES

          Section 3.1    Title and Terms; Denominations.

          The aggregate number of Income PRIDES and Growth PRIDES evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 28,000,000 (or 32,200,000 if the Underwriters' overallotment option is exercised in full) except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.9, 3.10, 3.13, 3.14, 5.10 or 8.5.

          The Certificates shall be issuable only in registered form and only in denominations of a single Income PRIDES or Growth PRIDES and any integral multiple thereof.

          Section 3.2    Rights and Obligations Evidenced by the Certificates.

          Each Income PRIDES Certificate shall evidence the number of Income PRIDES specified therein, with each such Income PRIDES representing the ownership by the Holder thereof of a beneficial interest in a Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge

Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Income PRIDES shall pledge, pursuant to the Pledge Agreement, the Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Income PRIDES, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company.

          Each Growth PRIDES Certificate shall evidence the number of Growth PRIDES specified therein, with each such Growth PRIDES representing the ownership by the Holder thereof of a 1/20, or 5.0%, undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Growth PRIDES shall pledge, pursuant to the Pledge Agreement, the Treasury Security to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of such Holder in such Treasury Security, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Stock of the Company.

          Section 3.3    Execution, Authentication, Delivery and Dating.

          Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

          The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.

          Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

          No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

          Each Certificate shall be dated the date of its authentication.

          No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

          Section 3.4    Temporary Certificates.

          Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Income PRIDES or Growth PRIDES are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

          If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office or the New York Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Income PRIDES or Growth PRIDES, as the case may be, evidenced thereby as definitive Certificates.

          Section 3.5    Registration; Registration of Transfer and Exchange.

          The Agent shall keep at the Corporate Trust Office a Register (the "Income PRIDES Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Income PRIDES Certificates and of transfers of Income PRIDES Certificates (the Agent, in such capacity, the "Income PRIDES Registrar") and a Register (the "Growth PRIDES Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Growth PRIDES Certificates and of transfers of Growth PRIDES Certificates (the Agent, in such capacity, the "Growth PRIDES Registrar").

          Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or the New York Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized like tenor, and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be.

          At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Income PRIDES or Growth PRIDES, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office or the New York Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.

          All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Income PRIDES or Growth PRIDES, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Income PRIDES or Growth PRIDES, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

          Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.4, 3.6, 3.9 and 8.5 not involving any transfer.

          Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver, any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

          Notwithstanding anything in this Agreement to the contrary, no transfer by any holder to any Person other than the Company of any Income PRIDES, Growth PRIDES or Note may be made or will be recognized unless such instrument has been surrendered and accepted for registration of transfer in accordance with the provisions of this Section 3.5, or unless such transfer is effectuated through the book-entry system described in Section 3.6.

          Section 3.6    Book-Entry Interests.

          The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

          (a) the provisions of this Section 3.6 shall be in full force and effect;

          (b) the Company and the Agent shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

          (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

          (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book entry transfers among Clearing Agency Participants.

          Section 3.7    Notices to Holders.

          Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

          Section 3.8    Appointment of Successor Clearing Agency.

          If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

          Section 3.9    Definitive Certificates.

          If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to
Section 3.8, (ii) the Company elects to terminate the book-entry system through the Clearing Agency with respect to the Securities, or
(iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, or one or more Notes, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency.

          Section 3.10    Mutilated, Destroyed, Lost and Stolen Certificates.

          If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Income PRIDES or Growth PRIDES, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Income PRIDES or Growth PRIDES, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

          Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate (together with any cash or other property to which the Holder is entitled), or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

          Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Agent) connected therewith.

          Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          Section 3.11   Persons Deemed Owners.

          Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Income PRIDES or Growth PRIDES evidenced thereby, for the purpose of receiving interest on the Notes or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments (if any), for the performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest on the Notes shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

          Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

          Section 3.12    Cancellation.

          All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date, upon the transfer of Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the re-establishment of an Income PRIDES or Growth PRIDES shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall upon written request be returned to the Company.

          If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

          Section 3.13    Establishment of Growth PRIDES.

          A Holder may separate the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of an Income PRIDES by substituting for such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, Treasury Securities in an aggregate principal amount of such Notes or the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio, as applicable (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of the Notes and on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of the appropriate Applicable Ownership Interest of the Treasury Portfolio, in each case by (a) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Notes comprising part of such Income PRIDES or the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio comprising part of such Income PRIDES, as the case may be, and (b) transferring the related Income PRIDES to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Income PRIDES, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Treasury Securities described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having the appropriate aggregate principal amount in the case of such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

          (i)    cancel the related Income PRIDES;

          (ii) transfer the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver a Growth PRIDES Certificate executed by the Company in accordance with
     Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Income PRIDES.

          Holders who elect to separate the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

          Holders may make Collateral Substitutions (i) only in integral multiples of 20 Income PRIDES if Treasury Securities are being substituted for by the Notes, or (ii) only in integral multiples of 80,000 Income PRIDES if Treasury Securities are being substituted for appropriate Applicable Ownership Interest of the Treasury Portfolio.

          In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Income PRIDES or fails to deliver an Income PRIDES Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting a part of such Income PRIDES, and any interest on such Note or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Income PRIDES are so transferred or the Income PRIDES Certificate is so delivered, as the case may be, or, with respect to an Income PRIDES Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Income PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

          Except as described in this Section 3.13, for so long as the Purchase Contract underlying an Income PRIDES remains in effect, such Income PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Purchase Contract comprising such Income PRIDES may be acquired, and may be transferred and exchanged, only as an Income PRIDES.

          Section 3.14    Reestablishment of Income PRIDES.

          A Holder of a Growth PRIDES may recreate Income PRIDES at any time (i) on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption or a Successful Initial Remarketing has not occurred, and (ii) on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption or a Successful Initial Remarketing has occurred and an Applicable Ownership Interest in the Treasury Portfolio has become a component of the Income PRIDES, in each case by (a) depositing with the Collateral Agent Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having an aggregate principal amount in the case of the Notes, or an appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, equal to the aggregate principal amount of the Treasury Securities comprising part of the Growth PRIDES and (b) transferring the related Growth PRIDES to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Growth PRIDES, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, described in clause (a) above and the instruction described in clause
(b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, the Treasury Securities having a corresponding aggregate principal amount from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

          (i)    cancel the related Growth PRIDES;

          (ii)   transfer the Treasury Securities to the Holder; and

          (iii) authenticate, execute on behalf of such Holder and deliver an Income PRIDES Certificate executed by the Company in accordance with
     Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Growth PRIDES.

          Holders of Growth PRIDES may reestablish Income PRIDES in integral multiples of 20 Growth PRIDES for the same multiple of 20 Income PRIDES if a Tax Event Redemption or a Successful Initial Remarketing has not occurred, and in integral multiples of 80,000 Growth PRIDES for 80,000 Income PRIDES if a Tax Event Redemption or a Successful Initial Remarketing has occurred.

          In the event a Holder re-establishing Income PRIDES pursuant to this
Section 3.14 fails to effect a book-entry transfer of the Growth PRIDES or fails to deliver a Growth PRIDES Certificate(s) to the Agent after depositing Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with the Collateral Agent, the Treasury Securities constituting a part of such Growth PRIDES shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Growth PRIDES are so transferred or the Growth PRIDES Certificate is so delivered, as the case may be, or, with respect to a Growth PRIDES Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Growth PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

          Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts and the rights and obligations of the Holder of such Growth PRIDES in respect of the Treasury Security and Purchase Contract comprising such Growth PRIDES may be acquired, and may be transferred and exchanged, only as a Growth PRIDES.

          Section 3.15 Transfer of Collateral upon Occurrence of Termination Event.

          Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Income PRIDES and the Growth PRIDES pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such

Holder at its address as it appears in the Income PRIDES Register or the Growth PRIDES Register, as the case may be. Upon book-entry transfer of the Income PRIDES or Growth PRIDES or delivery of an Income PRIDES Certificate or a Growth PRIDES Certificate to the Agent with such transfer instructions, the Agent shall transfer the Notes, the Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income PRIDES or Growth PRIDES, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions; provided, however, that, to the extent that a Holder of Income PRIDES or Growth PRIDES would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. In the event a Holder of Income PRIDES or Growth PRIDES fails to effect such transfer or delivery, the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Income PRIDES or Growth PRIDES, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Income PRIDES or Growth PRIDES are transferred or the Income PRIDES Certificate or Growth PRIDES Certificate is surrendered or such Holder provides satisfactory evidence that such Income PRIDES Certificate or Growth PRIDES Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

          Section 3.16    No Consent to Assumption.

          Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, receiver, liquidator or a person or entity performing similar functions, its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

          Section 3.17    CUSIP Numbers.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the "CUSIP" numbers.

                                   ARTICLE IV

                                   THE NOTES

          Section 4.1 Interest and Other Payments; Rights to Payments Preserved; Rate Reset; Notice.

          Interest on any Note or on the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is made on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Income PRIDES Certificate (or one or more Predecessor Income PRIDES Certificates) of which such Note or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

          Each Income PRIDES Certificate evidencing Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Income PRIDES Certificate shall carry the rights to accrued and unpaid interest, and other amounts that are to accrue, which were or will be carried by the Notes underlying such other Income PRIDES Certificate.

          In the case of any Income PRIDES with respect to which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Notes or distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Income PRIDES otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such distributions shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Income PRIDES Certificate (or one or more Predecessor Certificates) was registered at the close of business on the Record Date.
Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Income PRIDES with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, distributions on the related Notes or on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such Income PRIDES; provided, however, that to the extent that such Holder continues to hold the separated Notes that formerly comprised a part of such Holder's Income PRIDES, such Holder shall be entitled to receive any payments made on such separated Notes.

          The applicable Coupon Rate on the Notes on and after May 17, 2004 will be reset on the Initial Remarketing Date to the applicable Reset Rate (such Reset Rate to be in effect on and after May 17, 2004), except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the applicable Coupon Rate on the Notes outstanding on and after the Purchase Contract Settlement Date will be reset on the Secondary Remarketing Date to the applicable Reset Rate (such Reset Rate to be in effect on and after the Purchase Contract Settlement Date). On the applicable Reset Announcement Date, the Reset Spread and the Two-Year Benchmark Treasury or Two and One-Quarter Benchmark Treasury, as applicable, to be used to determine the Reset Rate will be announced by the Company. On the Business Day immediately following the Reset Announcement Date, the Holders of Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to Holders of Notes if published in an Authorized Newspaper in The City of New York.

          Not later than seven calendar days nor more than fifteen calendar days prior to the Reset Announcement Date, the Company will notify DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Beneficial Owners or Clearing Agency Participants holding Income PRIDES or Growth PRIDES of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by Holders of Income PRIDES who intend to settle their obligation under the Purchase Contract with separate cash on the Purchase Contract Settlement Date.

          Section 4.2    Notice and Voting.

          Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Notes pledged with the Collateral Agent but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Income PRIDES a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Notes underlying their Income PRIDES and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Income PRIDES on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income PRIDES, the Agent shall abstain from voting the Notes underlying such Income PRIDES. The Company hereby agrees, if applicable, to solicit Holders of Income PRIDES to timely instruct the Agent in order to enable the Agent to vote such Notes.

          Section 4.3    Tax Event Redemption.

          Upon the occurrence of a Tax Event Redemption prior to May 17, 2004, or in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply, out of the aggregate Redemption Price for the Notes that are components of Income PRIDES, an amount equal to the aggregate Redemption Amount for the Notes that are components of Income PRIDES to purchase on behalf of the Holders of Income PRIDES the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Income PRIDES. The Treasury Portfolio will be substituted for the pledged Notes, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Income PRIDES to purchase the Common Stock of the Company under the Purchase Contract constituting a part of such Income PRIDES. Following the occurrence of a Tax Event Redemption prior to May 17, 2004, or, in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, the Holders of Income PRIDES and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Income PRIDES and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Income PRIDES Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

          Section 4.4    CUSIP Numbers.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Indenture Trustee and the Agent of any changes in the "CUSIP" numbers.

                                   ARTICLE V

                            THE PURCHASE CONTRACTS

              Section 5.1    Purchase of Shares of Common Stock.

          Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.10 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock equal to the Settlement Rate unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $71.47 (the "Threshold Appreciation Price"), 0.6996 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $59.31, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $59.31, 0.8430 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.7 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in
Section 5.11, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

          The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date.

          The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

          A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

          Each Holder of an Income PRIDES or a Growth PRIDES, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Notes, the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations.
Each Holder of an Income PRIDES or a Growth PRIDES, by its acceptance thereof, further covenants and agrees that, to the extent and in the manner provided in
Section 5.5 and the Pledge Agreement, but subject to the terms thereof, Proceeds of the Treasury Securities, the Notes or the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

          Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

          Section 5.2    Contract Adjustment Payments.

          (a) Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at the New York Office maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Income PRIDES Register or the Growth PRIDES Register or by wire transfer to the account designated by a prior written notice by such Person.

          Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued Deferred Contract Adjustment Payments), if any, shall cease.

          Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of an Income PRIDES) any other Certificate shall carry the rights to Contract Adjustment Payments, if any, accrued and unpaid, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

          Subject to Section 5.10, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date, or with respect to which a Collateral Substitution or an establishment or re-establishment of Income PRIDES pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contracts underlying such Securities otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Collateral Substitution or establishment or re-establishment of Income PRIDES, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or on an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution or an establishment or re-establishment of Income PRIDES has been effected, Contract Adjustment Payments, if any, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date, Collateral Substitution or such establishment or reestablishment with respect to such Purchase Contract shall not be payable.

          (b) The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

          (c) In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Subsection 5.2(e) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

          (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Securities;

          (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities would be entitled except for the provisions of Subsections 5.2(b) through (n), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Securities; and

          (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Securities, shall be received by the Agent or the Holders of any of the Securities when such payment or distribution is prohibited pursuant to Subsections 5.2(b) through (n), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

          (d) For purposes of Subsections 5.2(b) through (n), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Subsections 5.2(b) through (n) with respect to such Contract Adjustment Payments on the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

          (e) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Subsections 5.2(b) through (d) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

          (f) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase

Contracts underlying the Securities is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Subsections 5.2(b) through (n) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Subsections 5.2(b) through (n) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          (g) Nothing contained in Subsections 5.2(b) through (n) or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under these Subsections 5.2(b) through (n), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          (h) Upon payment or distribution of assets of the Company referred to in these Subsections 5.2(b) through (n), the Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Subsections 5.2(b) through (n).

          (i) The Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Subsections 5.2(b) through (n), the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Subsections 5.2(b) through (n), and, if such evidence is not furnished, the Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          (j) Nothing contained in Subsections 5.2(b) through (n) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Subsections 5.2(b) through (n).

          (k) Each Holder of Securities, by his acceptance thereof, authorizes and directs the Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Subsections 5.2(b) through (n) and appoints the Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

          (l) The Company shall give prompt written notice to the Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Agent in respect of the Securities pursuant to the provisions of this Section. Notwithstanding the provisions of Subsections 5.2(b) through (e) or any other provisions of this Agreement, the Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Agent, unless and until the Agent shall have received written notice thereof mailed or delivered to a Responsible Officer of the Agent from the Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

          (m) The Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Agent of any of its rights as such holder.

          (n) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          (o) Nothing in this Section 5.2 shall apply to claims of, or payments to, the Agent under or pursuant to Section 7.7.

          With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement; (ii) the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement;
(iii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iv) the Agent shall not be deemed to be a fiduciary as to such holders.

          Section 5.3    Deferral of Payment Dates For Contract Adjustment
Payments.

          The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 7.625% per year (computed on the basis of a 360 day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments will terminate.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date in lieu of a cash payment a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder divided by (y) the Applicable Market Value.

          No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.11.

          In the event the Company exercises its option to defer the payment of Contract Adjustment Payments then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and shall not permit its Subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's capital stock other than:

          (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the Contract Adjustment Payments;

          (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock;

          (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

          (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in exchange for or out of the net cash proceeds of the sale of the Company's capital stock (or securities convertible into or exchangeable for shares of the Company's capital stock);

          (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or

          (vi) mandatory sinking fund payments with respect to any series of preferred stock of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate of (1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided however that any moneys deposited in to any sinking fund and not in violation of this clause (vi) may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

          Section 5.4    Initial Remarketing.

          Unless a Tax Event Redemption has occurred, the Company shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to the Remarketing Agreement to sell the Notes (the "Initial Remarketing") on the third Business Day immediately preceding May 17, 2004 (the "Initial Remarketing Date"). In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Agent and such Notes from the Collateral Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its reasonable efforts to remarket such Notes on such date at a price of approximately 100.5% (but not less than 100%) of the Treasury Portfolio Purchase Price. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the Treasury Portfolio Purchase Price (a "Successful Initial Remarketing"), the portion of the proceeds from such Successful Initial Remarketing equal to the Treasury Portfolio Purchase Price will be applied to purchase the Treasury Portfolio. In addition, the Remarketing Agent may deduct as a remarketing fee ("Remarketing Fee") an amount equal to 25 basis points (0.25%) of the Treasury Portfolio Purchase Price from any amount of such proceeds in excess of the Treasury Portfolio Purchase Price. Any proceeds in excess of those required to pay the Treasury Portfolio Purchase Price and the Remarketing Fee will be remitted to the Agent for payment to the Holders of the related Income PRIDES. Income PRIDES Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. The Treasury Portfolio will be substituted for the Notes of Holders of Income PRIDES and will be pledged to the Collateral Agent to secure the Income PRIDES Holders' obligation to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Following the occurrence of a Successful Initial Remarketing, the Holders of Income PRIDES and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Income PRIDES and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of the Pledge Agreement, and any reference herein or in the Certificates to the Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Income PRIDES Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

          If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Notes (other than to the Company) of such Holders of Income PRIDES at a price not less than 100% of the Treasury Portfolio Purchase Price, or (ii) the remarketing has not occurred because of a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "Failed Initial Remarketing"). The Company will cause a notice of a Failed Initial Remarketing to be published on the second Business Day immediately preceding May 17, 2004 in an Authorized Newspaper.

          Section 5.5    Payment of Purchase Price.

          (a) (i) Unless a Tax Event Redemption, Successful Initial Remarketing, Termination Event or Early Settlement has occurred, each Holder of an Income PRIDES may pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

          (ii) A Holder of an Income PRIDES who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Agent when received for payment to the Holder.

          (iii) If a Holder of an Income PRIDES fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such failure shall constitute an event of default and the Holder shall be deemed to have consented to the disposition of the pledged Notes pursuant to the Secondary Remarketing as described in paragraph (b) below. If a Holder of an Income PRIDES does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such failure shall also constitute a default; however, the Notes of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Notes, including but not limited to those rights specified in paragraph (c) below.

          (b) Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, the Notes of Income PRIDES Holders who have not notified the Agent of their intention to effect a Cash Settlement as provided in paragraph (a)(i) above will be sold by the Remarketing Agent (the "Secondary Remarketing") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Secondary Remarketing Date"). The Agent shall notify, by 10:00 a.m., New York City time, on the Business Day immediately preceding the Secondary Remarketing Date, the Remarketing Agent of the aggregate principal amount of Notes to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Notes to the Remarketing Agent. Upon receipt of such notice from the Agent and such Notes from the Collateral Agent, the Remarketing Agent will, on the Secondary Remarketing Date, use its reasonable efforts to remarket such Notes on such date at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount of such Notes. If the Remarketing Agent is able to remarket the Notes at a price equal to or greater than 100% of the aggregate principal amount of Notes (a "Successful Secondary Remarketing"), the Remarketing Agent will remit the entire amount of the proceeds from such Successful Secondary Remarketing to the Collateral Agent; provided, however, that the Remarketing Agent may deduct as the Remarketing Fee an amount equal to 25 basis points (0.25%) of the aggregate principal amount of the remarketed Notes from any amount of the proceeds of a Successful Secondary Remarketing in excess of the aggregate principal amount of the remarketed Notes. The portion of the proceeds equal to the aggregate principal amount of Notes will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement, to satisfy in full such Income PRIDES holders' obligations to pay the Purchase Price for the Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Agent for payment to the Holders of the related Income PRIDES. Income PRIDES Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, (i) in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Notes (other than to the Company) of such Holders of Income PRIDES at a price not less than 100% of the aggregate principal amount of the Notes, or (ii) the remarketing has not occurred because of a condition precedent to the remarketing has not been fulfilled, the remarketing will be deemed to have failed (a "Failed Secondary Remarketing") and in accordance with the terms of the Pledge Agreement the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Notes, including those actions specified in paragraph (c) below. The Company will cause a notice of such Failed Secondary Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date in an Authorized Newspaper.

          (c) With respect to any Notes beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in (a)(ii) above, or with respect to Notes which are subject to a Failed Secondary Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (h) below, may, among other things, (i) retain the Notes in full satisfaction of the Holders obligations under the Purchase Contracts or (ii) sell the Notes in one or more public or private sales.

          (d) Unless a Termination Event or an Early Settlement has occurred, the Purchase Contract underlying each Growth PRIDES and, if a Tax Event Redemption or a Successful Initial Remarketing has occurred, each Income PRIDES will be settled with the Proceeds at maturity of the Treasury Security or the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable. Upon receipt of such Proceeds, the Collateral Agent will invest the Proceeds promptly in Permitted Investments and pay the Proceeds to the Company on the Purchase Contract Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement. Any such Proceeds received by the Collateral Agent in excess of the Purchase Price and any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holders.

          (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the New York Office maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register, or, at the option of the Company, by wire transfer to the bank account designated by such Holders in writing, such payments to be made to the same Persons entitled to receive Common Stock with respect to the Purchase Contracts referred to in Subsection (d) above.

          (f) Unless a Holder settles the underlying Purchase Contract through the Early Settlement in the manner described in Section 5.10, the Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in this Section 5.5.

          (g) Upon Cash Settlement of any Purchase Contract, (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the pledged Notes underlying the relevant Security to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with instructions provided by the Holder thereof, transfer such Notes (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Notes and any distributions thereon in the name of the Agent or its nominee in trust for the benefit of such Holder).

          (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and are payable solely out of any Cash Settlement or the Proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the Proceeds of Collateral and the Purchase Price.

          Section 5.6    Issuance of Shares of Common Stock.

          Unless a Termination Event or an Early Settlement shall have occurred, on the Purchase Contract Settlement Date, upon its receipt of payment in full of the Purchase Price for the shares of Common Stock purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.7(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred on or after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section 5.11 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

          Section 5.7    Adjustment of Settlement Rate.

          (a) Adjustments for Dividends, Distributions, Stock Splits, Etc.

          (1) In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any share certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (2) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or share purchase plan), the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any share certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

          (3) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

          (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other property so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

          (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (i) regular quarterly cash distributions, (ii) any cash that is distributed in a Reorganization Event to which Section 5.7(b) applies or (iii) cash that is distributed as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and
     (III) the aggregate of any cash plus the fair market value, as of the expiration of the applicable tender or exchange offer referred to below (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of
     (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and (III) above and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

          (6) In case (I) a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any Subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (III) the aggregate amount of any distributions (other than regular quarterly cash distributions) to all holders of the Company's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business as of the Expiration Time by a fraction (i) the numerator of which shall be equal to
     (A) the product of (I) the Current Market Price per share of the Common Stock as of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

          (7) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.7(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately
     prior to such reclassification into the number   of shares of Common Stock
     outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

          (8) The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

          (9) All adjustments to the Settlement Rate, shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or
     (10) of this Section 5.7(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or
     (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplyin g the Applicable Market Value by a fraction of which the numerator shall be the Settlement

     Rate immediately after such adjustment pursuant to paragraph (1), (2), (3),
     (4), (5), (6), (7) or (10) of this Section 5.7(a) and the denominator shall be the Settlement Rate immediately before such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4), (5), (7) or (10) of this Section 5.7(a)
     during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

          (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

          (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof (or upon any Early Settlement), the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event assuming such Holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the

Person which acquires or leases the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.7. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

          Section 5.8    Notice of Adjustments and Certain Other Events.

          (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

          (i)  forthwith compute the Settlement Rate in accordance with Section
     5.7 and prepare and transmit to the Agent an Officer's Certificate setting forth the Settlement Rate, the method of calculation thereof in reason able detail, and the facts requiring such adjustment and upon which such adjustment is based; and

          (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to Section 5.7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was deter mined and setting forth the adjusted Settlement Rate.

          (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

          Section 5.9    Termination Event; Notice.

          The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Securities in the case of Income PRIDES, or Treasury Securities in the case of Growth PRIDES, in accordance with the provisions of Section 4.3 of the Pledge Agreement; provided, however, that, to the extent that a Holder of Income PRIDES or Growth PRIDES would otherwise be entitled to receive less than $1,000 principal amount at maturity of the Treasury Portfolio or the Treasury Securities, the Agent shall dispose of such securities for cash, and transfer the appropriate amount of such cash to such Holder in accordance with such Holder's instructions. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.


          Section 5.10    Early Settlement.

          (a) In the event the Company shall issue rights, options or warrants to all holders of its Common Stock, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property or complete a tender or exchange offer, in each case under circumstances that would result in an adjustment to the Settlement Rate pursuant to Section 5.7(a)(2), (4), (5) or (6), or there shall occur any Reorganization Event that would result in an adjustment to the Settlement Rate pursuant to
Section 5.7(b), then, subject to and upon compliance with the provisions of this
Section 5.10, at any time from and after the date which is 15 days prior to the Applicable Transaction Date until 15 days after the Applicable Transaction Date, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") at the option of the Holder thereof; provided however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Purchase Contracts underlying Income PRIDES may be settled early but only in an aggregate amount of 80,000 Income PRIDES or in an integral multiple thereof. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company) in lawful money of the United States by wire transfer, in each case in immediately available funds in an amount (the "Early Settlement Amount") equal to (A) the product of (i) the Stated Amount times (ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Payment Contracts; provided that no payment shall be required pursuant to clause (B) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to the second to last paragraph of Section 5.2, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on any Contract Adjustment Payments accrued on such Purchase Contract or on account of dividends on the Common Stock issued upon such Early Settlement or on account of any Deferred Contract Adjustment Payments. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day. For purposes of this
Section 5.10, "Applicable Transaction Date" means (1) in the case of an issuance of rights, options or warrants or a distribution of indebtedness, capital stock, securities, cash or other property contemplated by Section 5.7(a)(2), (4) or
(5), the record date for determining stockholders entitled to receive such rights, options, warrants or distribution, (2) in the case of a tender or exchange offer contemplated by Section 5.7(a)(6), the expiration date of such tender or exchange offer and (3) in the case of a Reorganization Event contemplated by Section 5.7(b), the effective date of such Reorganization Event.

          (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities and payment of any transfer or similar taxes payable by such Holder in connection with the issuance of the related Common Stock to any Person other than such Holder, the Company shall issue, and the Holder shall be entitled to receive, 0.6996 shares of newly issued Common Stock on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"). The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.10, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.11.

          (c) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause (i) the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, in the case of Income PRIDES, or the related Treasury Securities, in the case of Growth PRIDES, to be released from the Pledge by the Collateral Agent and transferred, in each case to the Agent for delivery to the Holder thereof or its designee.

          (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Securities, (i) transfer to the Holder the Notes, Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities, and (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.11.

          (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

          (f) Upon determination that Holders are or will be entitled to settle Purchase Contracts underlying their Securities early in accordance with the provisions of this Section 5.10, but in no event later than 20 calendar days prior to the Applicable Transaction Date, the Company shall issue a press release and publish such information on its web site.

          Section 5.11  No Fractional Shares.

          No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this
Section 5.11 in a timely manner.

          Section 5.12  Charges and Taxes.

          The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no such tax is due.

                                  ARTICLE VI

                                   REMEDIES

          Section 6.1   Unconditional Right of Holders to Purchase Common Stock.

          The Holder of any Income PRIDES or Growth PRIDES shall have the right, which is absolute and unconditional, (A), subject to the right of the Company to defer payment thereof pursuant to Section 5.3, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.10(c) or upon the occurrence of a Termination Event, to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security, and (B) to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

          Section 6.2  Restoration of Rights and Remedies.

          If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

          Section 6.3  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.4  Delay or Omission Not Waiver.

          No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

          Section 6.5  Undertaking for Costs.

          All parties to this Agreement agree, and each Holder of Income PRIDES or Growth PRIDES, by its acceptance of such Income PRIDES or Growth PRIDES shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of interest on any Notes on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase shares of

Common Stock under the Purchase Contracts constituting part of any Security held by such Holder.

          Section 6.6  Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                   THE AGENT

          Section 7.1  Certain Duties and Responsibilities.

          (a) (1) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement and Pledge Agreement against the Agent; and

          (2) The Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations stated therein.

          (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

          (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

          (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

          (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent.

          Section 7.2  Notice of Default.

          Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

          Section 7.3  Certain Rights of Agent.

          Subject to the provisions of Section 7.1:

          (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

          (d) the Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (f) the Agent may execute any of the powers, perform any duties hereunder, or delegate any administrative functions either directly to, by or through its employees, officers, agents or attorneys or an Affiliate located in any state of the United States and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

          Section 7.4    Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

          Section 7.5    May Hold Securities.

          Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

          Section 7.6    Money Held in Custody.

          Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise expressly provided herein or as otherwise agreed in writing with the Company.

          Section 7.7    Compensation and Reimbursement.

          The Company agrees:

          (1) to pay to the Agent from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time;

          (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

          (3) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Agent) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of counsel selected by the Agent to defend the Agent against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The provisions of this Section shall survive the termination of this Agreement.

          Section 7.8    Corporate Agent Required; Eligibility.

          There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a subsidiary of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having an office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The provisions of this Section shall survive the termination of this Agreement.

          Section 7.9    Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

          (b) The Agent may resign at any time by giving written notice thereof to the Company 30 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

          (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company. If the instrument of acceptance by a successor Agent required by
Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

          (d)  If at any time

          (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

          (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

          (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office and New York Office, if any.

          Section 7.10    Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

          (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

          (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

          Section 7.11 Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

          Section 7.12    Preservation of Information; Communications to
Holders.

          (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

          Section 7.13    No Obligations of Agent.

          Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof.

          Section 7.14    Tax Compliance.

          (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities or the Notes. Such compliance shall include, without limitation, (i) preparing, timely filing with the applicable taxing authority, and (to the extent required under applicable tax laws) timely furnishing Holders with copies of, all tax reports or statements with respect to payments on, or redemptions of, the Securities which are required to be prepared, filed, and furnished under applicable tax laws, (ii) withholding and paying over to the applicable taxing authorities any tax withholdings that are required to be made with respect to payments on, or redemptions of, the Securities under applicable tax laws, and (iii) making reasonable efforts to obtain from Holders all IRS Forms (and similar forms under applicable state, local, and foreign tax law) and other documentation required under applicable tax laws in order to establish exemptions from or reductions in withholding taxes.

          (b) The Agent shall comply with any written direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

          (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, until such time as all applicable periods of limitation for assessing or collecting any taxes or penalties for failure to comply fully with such requirements have expired, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                 ARTICLE VIII

                            SUPPLEMENTAL AGREEMENTS

          Section 8.1    Supplemental Agreements Without Consent of Holders.

          Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

          (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.7(b); or

          (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

          Section 8.2    Supplemental Agreements with Consent of Holders.

          With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts or the provisions of this Agreement or the rights of the Holders in respect of the Securities (other than the Notes, which may be modified only in accordance with the applicable provisions of the Indenture); provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1)  change any Payment Date;

          (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under any Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Income PRIDES to substitute the Treasury Securities for the pledged Notes or the rights of holders of Growth PRIDES to substitute Notes for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

          (3) reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

          (4) impair the right to institute suit for the enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment, if any;

          (5) reduce the number of shares of Common Stock (or the amount of any other property) to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock (or any other property) upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

          (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 8.3    Execution of Supplemental Agreements.

          In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

          Section 8.4    Effect of Supplemental Agreements.

          Upon the execution of any supplemental agreement under this Article, this Agreement and the Securities shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

          Section 8.5    Reference to Supplemental Agreements.

          Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Company or the Agent, bear a notation in form approved by the Company and the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                  ARTICLE IX

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          Section 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

          The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Indenture, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default of its payment obligations under this Agreement or the Notes, or in default of its obligations to deliver Common Stock (or other property) on the Purchase Contract Settlement Date or any Early Settlement Date, or in material default in the performance of any other covenant hereunder or under the Notes, the Indenture, the Remarketing Agreement, the Purchase Contracts or the Pledge Agreement.

          Section 9.2    Rights and Duties of Successor Corporation.

          In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, and its predecessor shall, except in the case of a lease, be released from its obligations under this Agreement. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Electronic Data Systems Corporation any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Securities thereafter to be issued as may be appropriate.

          Section 9.3    Opinion of Counsel Given to Agent.

          The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent hereunder to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.

                                   ARTICLE X

                                   COVENANTS

          Section 10.1    Performance Under Purchase Contracts.

          The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

          Section 10.2    Maintenance of Office or Agency.

          The Company will maintain or cause to be maintained in the Borough of Manhattan, The City of New York an office or agency (a "New York Office") where Certificates may be presented or surrendered for payment and for acquisition of shares of Common Stock (or other property) upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or re-establishment of an Income PRIDES and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Borough of Manhattan, the City of New York, as the places of payment for the Securities, and hereby appoints the Agent, acting through its Corporate Trust Office at 450 West 33/rd/ Street, New York, New York 10001, as the registrar, paying agent and transfer agent for the Income PRIDES and the Growth PRIDES and for the other purposes contemplated by this Section 10.2.

          Section 10.3    Company to Reserve Common Stock.

          The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

          Section 10.4    Covenants as to Common Stock.

          The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Purchase Contracts and will endeavor to list such shares on each national securities exchange or automated quotation system on which the Common Stock is then listed.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        ELECTRONIC DATA SYSTEMS
                                          CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        THE CHASE MANHATTAN BANK
                                        as Purchase Contract Agent


                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT A

                  (Form of Face of Income PRIDES Certificate)

          [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

No. _____                                              CUSIP No.

Number of Income PRIDES _______


___________________________
*    To be inserted in Global Certificates only.

                             7.625% Income PRIDES

          This Income PRIDES Certificate certifies that ___________ is the registered Holder of the number of Income PRIDES set forth above. Each Income PRIDES represents (i) either (a) beneficial ownership by the Holder of $50 principal amount of Notes due 2006 (the "Note") of Electronic Data Systems Corporation, a Delaware corporation, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement or (b) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or a Successful Initial Remarketing, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and
(ii) the rights and obligations of the Holder under one Purchase Contract with Electronic Data Systems Corporation, a Delaware corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

          Pursuant to the Pledge Agreement, the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of each Income PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Income PRIDES.

          The Pledge Agreement provides that all payments of principal on the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or interest payments on any pledged Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Income PRIDES received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds
(i) in the case of (A) interest payments with respect to pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of principal or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such terms) of the Treasury Portfolio, as the case may be, with respect to any Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of principal on any pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio that has not been released from the Pledge pursuant to the Pledge Agreement, as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Income PRIDES of which such pledged Notes or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Income PRIDES. Interest on any Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of an Income PRIDES evidenced hereby which are payable quarterly in arrears on February 17, May 17, November 17 and August 17, each year, commencing August 17, 2001 (a "Payment Date"), shall, subject to receipt thereof from the Collateral Agent, be paid to the Person in whose name this Income PRIDES Certificate (or a Predecessor Income PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

          Each Purchase Contract evidenced hereby obligates the Holder of this Income PRIDES Certificate to purchase, and the Company to sell, on August 17, 2004 (the "Purchase Contract Settlement Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of Common Stock, $0.1 par value ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Income PRIDES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of (1) cash received from a Holder or (2) payment received in respect of the Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Income PRIDES of which such Purchase Contract is a part.

          Interest on the Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Income PRIDES Register or by wire transfer to the account designated by a prior written notice from such Person.

          The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of an Income PRIDES evidenced hereby an amount (the "Contract Adjustment Payments") equal to 1.845% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Income PRIDES Certificate (or a Predecessor Income PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

          Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Income PRIDES Register.

          Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Income PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        ELECTRONIC DATA SYSTEMS
                                          CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts evidenced hereby)


                                        By: THE CHASE MANHATTAN BANK
                                            not individually but solely as
                                            attorney-in-fact of such Holder


                                        By: ____________________________________
                                            Name:
                                            Title:

Dated:

                     AGENT'S CERTIFICATE OF AUTHENTICATION

          This is one of the Income PRIDES Certificates referred to in the within mentioned Purchase Contract Agreement.

                                        By: THE CHASE MANHATTAN BANK,
                                                as Purchase Contract Agent


                                        By: ____________________________________
                                                    Authorized Signatory

Dated:

                (Form of Reverse of Income PRIDES Certificate)

          Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 26, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Income PRIDES Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

          Each Purchase Contract evidenced hereby obligates the Holder of this Income PRIDES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Purchase Price, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to
(a) if the Applicable Market Value (as defined below) is equal to or greater than 71.47 (the "Threshold Appreciation Price"), $0.6996 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $59.31, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $59.31, 0.8430 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

          Each Purchase Contract evidenced hereby which is settled either through Early Settlement or Cash Settlement shall obligate the Holder of the related Income PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

          The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of factional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sales price on and as reported by the Nasdaq National Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the

National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

          In accordance with the terms of the Purchase Contract Agreement, the Holder of this Income PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the Proceeds of a remarketing of the related pledged Notes of such holders or of the appropriate Applicable Ownership Interest of the Treasury Portfolio. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of Income PRIDES who does not elect to make an effective (1) Cash Settlement on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) Early Settlement on or prior to 5:00 p.m. New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the Proceeds of the sale of the related pledged Notes held by the Collateral Agent. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and any supplemental remarketing agreement executed in connection therewith between the parties thereto, on the third Business Day immediately preceding the Purchase Contract Settlement Date. If a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of Income PRIDES who does not elect to make an effective Early Settlement on or prior to 5:00 p.m. New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date shall pay the Purchase Price with the Proceeds at maturity of the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio.

          The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

          Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the pledged Notes. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Income PRIDES holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Income PRIDES holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Notes constituting a part of such holder's Income PRIDES and (c) stating the manner in which such instructions may be given. Upon the written request of the Income PRIDES Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Income PRIDES, the Agent shall abstain from voting the Notes evidenced by such Income PRIDES.

          Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply, out of the aggregate Redemption Price for the Notes that are components of Income PRIDES, an amount equal to the aggregate Redemption Amount for the Notes that are components of Income PRIDES to purchase on behalf of the Holders of Income PRIDES, the Treasury Portfolio and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Income PRIDES.

          Upon the occurrence of a Successful Initial Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Income PRIDES, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Proceeds of the Successful Initial Remarketing to the Agent for payment to the Holders of such Income PRIDES.

          Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or following a Successful Initial Remarketing, the Holders of Income PRIDES and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Income PRIDES and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Articles 2, 3, 4, 5 and 6 of the Pledge Agreement and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio.

          The Income PRIDES Certificates are issuable only in registered form and only in denominations of a single Income PRIDES and any integral multiple thereof. The transfer of any Income PRIDES Certificate will be registered and Income PRIDES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Income PRIDES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, thereby creating Growth PRIDES, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying an Income PRIDES remains in effect, such Income PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Income PRIDES in respect of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the

Purchase Contract constituting such Income PRIDES may be transferred and exchanged only as an Income PRIDES. A Holder of an Income PRIDES may create a Growth PRIDES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Growth PRIDES." A Holder may make such Collateral Substitution only in integral multiples of 20 Income PRIDES for the same multiple of 20 Growth PRIDES; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such Collateral Substitutions only in integral multiples of 80,000 Income PRIDES for the same multiple of 80,000 Growth PRIDES. Such Collateral Substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Income PRIDES Certificate shall not exceed $____________________. [All such adjustments to the equivalent aggregate Stated Amount of this Income PRIDES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.]

          A Holder of Growth PRIDES may recreate Income PRIDES by delivering to the Collateral Agent Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of an Income PRIDES may be effected only in multiples of 20 Growth PRIDES for the same multiple of 20 Income PRIDES; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such substitution only in integral multiples of 80,000 Growth PRIDES for the same multiple of 80,000 Income PRIDES.

          Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Income PRIDES Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Income PRIDES Register or by wire transfer to the account designated by such Person in writing.

          The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the

Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 7.625% per year (computed on the basis of a 360-day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Income PRIDES Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Income PRIDES Certificate divided by (y) the Applicable Market Value.

          In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than: (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event; (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock); (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or (vi) mandatory sinking fund payments with respect to any series of preferred stock of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate of
(1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided however that any moneys deposited into any sinking fund and not in violation of this clause (vi) may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

          The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Income PRIDES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

          Subject to and upon compliance with the provisions of the Purchase Contract Agreement, upon the occurrence of certain corporate transactions, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") at the option of the Holders thereof as provided in the Purchase Contract Agreement; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders may early settle Income PRIDES only in integral multiples of 80,000 Income PRIDES. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Income PRIDES Certificate, the Holder of this Income PRIDES Certificate shall deliver this Income PRIDES Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in lawful money of the United States by wire transfer, in each case in immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to (i) the product of
(A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (ii) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of an Income PRIDES as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any Deferred Contract Adjustment Payments and any future Contract Adjustment Payments, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall initially be equal to 0.6996 shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

          Upon registration of transfer of this Income PRIDES Certificate in accordance with the Purchase Contract Agreement, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Income PRIDES Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

          The Holder of this Income PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Income PRIDES evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying this Income PRIDES Certificate pursuant to the Pledge Agreement and to all other provisions of the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

          Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts then outstanding.

          The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Income PRIDES Certificate is registered as the owner of the Income PRIDES evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Notes or on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

          The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

          A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

UNIF GIFT MIN ACT -      __________Custodian__________
                         (cust)              (minor)

                         Under Uniform Gifts to Minors Act

                         ____________________________________
                                  (State)

TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                     ____________________________________

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Income PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Income PRIDES Certificates on the books of Electronic Data Systems Corporation with full power of substitution in the premises.

Dated: _________________                ____________________________________
                                        Signature

                                     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Income PRIDES Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:_________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            SETTLEMENT INSTRUCTIONS

          The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________              ____________________________________
                                      Signature
                                      Signature Guarantee: ___________
                                      (if assigned to another person)

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address REGISTERED HOLDER and (ii) provide a guarantee of your signature: Please print name and address of Registered Holder:


________________________                ________________________
         Name                                     Name

________________________                ________________________
       Address                                  Address

________________________                ________________________

Social Security or other
Taxpayer Identification
Number, if any                       ___________________________

                           ELECTION TO SETTLE EARLY

          The undersigned Holder of this Income PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Income PRIDES with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders may early settle Income PRIDES only in integral multiples of 80,000 Income PRIDES. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Income PRIDES Certificate representing any Income PRIDES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________                __________________________________
                                        Signature

Signature Guarantee
(if assigned to another person):_____________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

          If shares of Common Stock or Income PRIDES Certificates are to be registered in the name of and delivered to and pledged Notes, or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

________________________
         Name

________________________
        Address

________________________

________________________

________________________

________________________

REGISTERED HOLDER

Please print name and address of Registered Holder:


________________________
         Name

________________________
        Address

________________________

________________________

________________________

________________________

Social Security or other
Taxpayer Identification
Number, if any                     ______________________________

Transfer Instructions for pledged Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

                                                                                                     Signature of authorized
                           Amount of                  Amount of           Stated Amount of this       signatory of Purchase
                       decrease in Stated        increase in Stated         Global Certificate          Contract Agent or
                      Amount of the Global      Amount of the Global     following such decrease      Securities Custodian
      Date                Certificate                Certificate               or increase                    Agent
_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________

                                   EXHIBIT B

                  (Form of Face of Growth PRIDES Certificate)

          [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

No. _____                                          CUSIP No.

Number of Income PRIDES _______


____________________________
*  To be inserted in Global Certificates only.

                             7.625 % Growth PRIDES

          This Growth PRIDES Certificate certifies that __________ is the registered Holder of the number of Growth PRIDES set forth above. Each Growth PRIDES represents (i) a 1/20, or 5.0%, undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Electronic Data Systems Corporation, a Delaware corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

          Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Growth PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Growth PRIDES.

          The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Growth PRIDES of which such pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Growth PRIDES.

          Each Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company to sell, on August 17, 2004 (the "Purchase Contract Settlement Date"), at a price equal to $50 (the "Stated Amount"), a number of newly issued shares of Common Stock, par value $0.1 ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Growth PRIDES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

          The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Growth PRIDES evidenced hereby an amount (the "Contract

Adjustment Payments") equal to 1.845% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Growth PRIDES Certificate (or a Predecessor Growth PRIDES Certificate) is registered at the close of business on the Record Date for such Payment Date.

          Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Growth PRIDES Register or by wire transfer to the account designated by such Person by prior written notice.

          Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Growth PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   ELECTRONIC DATA SYSTEMS
                                     CORPORATION

                                   By: ___________________________
                                       Name:
                                       Title:


                                   By: ___________________________
                                       Name:
                                       Title:

                                   HOLDER SPECIFIED ABOVE (as to
                                   obligations of such Holder under the
                                   Purchase Contracts)

                                   By: THE CHASE MANHATTAN BANK
                                       not individually but solely as attorney-
                                       in-fact of such Holder

                                   By: ___________________________
                                       Name:
                                       Title:

Dated:

                     AGENT'S CERTIFICATE OF AUTHENTICATION

          This is one of the Growth PRIDES referred to in the within-mentioned Purchase Contract Agreement.

                                   By: THE CHASE MANHATTAN BANK
                                        as Purchase Contract Agent


                                   By: _____________________________
                                       Authorized Signatory

                              (Form of Reverse of
                          Growth PRIDES Certificate)

          Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of June 26, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Growth PRIDES Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

          Each Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at the Purchase Price, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $71.47 (the "Threshold Appreciation Price"), 0.6996 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $59.31, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $59.31, 0.8430 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

          Each Purchase Contract evidenced hereby which is settled through Early Settlement shall obligate the Holder of the related Growth PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate.

          The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sales price on and as reported as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

          In accordance with the terms of the Purchase Contract Agreement, the Holder of this Growth PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting either an Early Settlement of each such Purchase Contract or by applying a principal amount of the pledged Treasury Securities underlying such Holder's Growth PRIDES equal to the Stated Amount to the purchase of the Common Stock. A Holder of Growth PRIDES who does not elect, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, to make an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued on the related Purchase Contract by applying a principal amount of the pledged Treasury Securities as aforesaid.

          The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

          The Growth PRIDES Certificates are issuable only in registered form and only in denominations of a single Growth PRIDES and any integral multiple thereof. The transfer of any Growth PRIDES Certificate will be registered and Growth PRIDES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Growth PRIDES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Growth PRIDES in respect of the Treasury Security and the Purchase Contract constituting such Growth PRIDES may be transferred and exchanged only as a Growth PRIDES. A Holder of Growth PRIDES may recreate Income PRIDES by delivering to the Collateral Agent Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged

Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Security for which such pledged Notes or appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, secures the Holder's obligation under the Purchase Contract shall be referred to as an "Income PRIDES." A Holder may make such a substitution only in integral multiples of 20 Growth PRIDES for the same multiple of 20 Income PRIDES; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such substitution only in integral multiples of 80,000 Growth PRIDES for the same multiple of 80,000 Income PRIDES. Such substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Growth PRIDES Certificate shall not exceed $___________________. [All such adjustments to the equivalent aggregate Stated Amount of this Growth PRIDES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.]

          A Holder of an Income PRIDES may create a Growth PRIDES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount of the pledged Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such creation of a Growth PRIDES may be effected only in multiples of 20 Income PRIDES for the same multiple of 20 Growth PRIDES; provided, however, if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such Collateral Substitution only in integral multiples of 80,000 Income PRIDES for the same multiple of 80,000 Growth PRIDES.

          Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Growth PRIDES Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Growth PRIDES Register.

          The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of 7.625% per year (computed on the basis of a 360-day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

          In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Growth PRIDES Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Growth PRIDES Certificate divided by (y) the Applicable Market Value.

          In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than: (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event; (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock); (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; or (vi) mandatory sinking fund payments with respect to any series of preferred stock of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate of (1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided however that any moneys deposited into any sinking fund and not in violation of this clause (vi) may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

          The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Growth PRIDES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

          Subject to and upon compliance with the provisions of the Purchase Contract Agreement, upon the occurrence of certain corporate transactions, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") at the option of the Holders thereof as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Growth PRIDES Certificate, the Holder of this Growth PRIDES Certificate shall deliver this Growth PRIDES Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in lawful money of the United States by wire transfer, in each case in immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (ii) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Growth PRIDES as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any Deferred Contract Adjustment Payments and any future Contract Adjustment Payments, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall initially be equal to 0.6996 shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

          Upon registration of transfer of this Growth PRIDES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Growth PRIDES Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

          The Holder of this Growth PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Growth PRIDES evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Growth PRIDES Certificate pursuant to the Pledge Agreement and to all other provisions of the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

          Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts then outstanding.

          The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Growth PRIDES Certificate is registered as the owner of the Growth PRIDES evidenced hereby for the purpose of receiving payments on the Treasury Securities, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

          The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

          A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common

UNIF GIFT MIN ACT -      __________Custodian__________

                         (cust)              (minor)

                         Under Uniform Gifts to Minors Act

                         _____________________________________
                                       (State)

TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                     ____________________________________

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

________________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Income PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Income PRIDES Certificates on the books of Electronic Data Systems Corporation with full power of substitution in the premises.

Dated: _________________                  _________________________________
                                          Signature

                                     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Income PRIDES Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:_____________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            SETTLEMENT INSTRUCTIONS

          The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: __________________     ________________________________
                              Signature
                              Signature Guarantee: ___________
                              (if assigned to another person)

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address REGISTERED HOLDER and (ii) provide a guarantee of your signature: Please print name and address of Registered Holder:


________________________________________________________________________________
               Name

________________________________________________________________________________
              Address

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Social Security or other
Taxpayer Identification
Number, if any__________________________________________________________________

REGISTERED HOLDER

Please print name and address of Registered Holder:



________________________________________________________________________________
                                     Name

________________________________________________________________________________
                                    Address

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                           ELECTION TO SETTLE EARLY

          The undersigned Holder of this Income PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Income PRIDES evidenced by this Income PRIDES Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Income PRIDES with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders may early settle Income PRIDES only in integral multiples of 80,000 Income PRIDES. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Income PRIDES Certificate representing any Income PRIDES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: __________________   ____________________________________________________
                            Signature

Signature Guarantee:__________________________________________
(if assigned to another person)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

          If shares of Common Stock or Income PRIDES Certificates are to be registered in the name of and delivered to and pledged Notes, or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:


________________________________________________________________________________
                                     Name

________________________________________________________________________________
                                    Address

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Social Security or other
Taxpayer Identification
Number, if any__________________________________________________________________

Please print name and address of Registered Holder:

________________________________________________________________________________
                                     Name

________________________________________________________________________________
                                    Address

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Transfer Instructions for pledged Treasury Securities Transferable Upon Early Settlement or a Termination Event:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    [TO BE ATTACHED TO GLOBAL CERTIFICATES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

          The following increases or decreases in this Global Certificate have been made:

                            Amount of                 Amount of            Stated Amount of this      Signature of authorized
                       decrease in Stated        increase in Stated         Global Certificate        signatory of Purchase
                      Amount of the Global      Amount of the Global     following such decrease        Contract Agent or
       Date                Certificate               Certificate                or increase            Securities Custodian
_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

                                   EXHIBIT C

                   INSTRUCTION FROM PURCHASE CONTRACT AGENT
                              TO COLLATERAL AGENT

First Union Trust Company, National Association
[Address]

          Re:  Feline PRIDES of Electronic Data Systems Corporation (the
"Company")

          We hereby notify you in accordance with Section [4.1][4.2] of the Pledge Agreement, dated as of June 26, 2001, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Income PRIDES][Growth PRIDES] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities] [$_______ aggregate principal amount of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,][Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities][Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities][Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Income PRIDES][Growth PRIDES] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:_____________            _________________________________

                              By:______________________
                              Name:
                              Title:
                         Signature Guarantee:_____________

Please print name and address of Registered Holder electing to substitute [Treasury Securities][Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] for the [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,][Pledged Treasury Securities]:


________________________      ______________________________________
         Name                 Social Security or other Taxpayer
                              Identification Number, if any


________________________
        Address


________________________
________________________

                                   EXHIBIT D

                    INSTRUCTION TO PURCHASE CONTRACT AGENT

The Chase Manhattan Bank
600 Travis Street
Suite 1150
Houston, Texas 77002

          Re: Feline PRIDES of Electronic Data Systems Corporation (the
"Company")

          The undersigned Holder hereby notifies you that it has delivered to_____________, as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities][$ aggregate principal amount of Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,][Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1], [4.2] of the Pledge Agreement, dated June 26, 2001 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] related to such [Income PRIDES][Growth PRIDES]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Dated:_____________           ___________________________________

                              Signature

                              Signature Guarantee:______________

Please print name and address of Registered Holder:


_______________________       ___________________________________
         Name                 Social Security or other Taxpayer
                              Identification Number, if any


_______________________
        Address

_______________________

_______________________

                                   EXHIBIT E

                       NOTICE TO SETTLE BY SEPARATE CASH

The Chase Manhattan Bank
600 Travis Street
Suite 1150
Houston, Texas 77002

          Re:  Feline PRIDES of Electronic Data Systems Corporation (the
"Company")

          The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.5 of the Purchase Contract Agreement dated as of June 26, 2001 among the Company and yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, (in lawful money of the United States by [certified or cashiers check or] wire transfer, in each case in immediately available funds), $_________ as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company under the related Purchase Contract on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Income PRIDES] [Growth PRIDES].

Dated:_____________           __________________________________
                              Signature

                              Signature Guarantee:______________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:


_______________________       _______________________________________
         Name                 Social Security or other Taxpayer
                              Identification Number, if any


_______________________
        Address

_______________________

_______________________

                                     E-1